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EXHIBIT 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

February 1, 2005

Evolving Systems, Inc.
9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112

Re:
Evolving Systems, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

        As counsel for Evolving Systems, Inc., a Delaware corporation (the "Company"), we have examined the above-referenced Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), that the Company is filing with the Securities and Exchange Commission (the "SEC") with respect to the registration of 2,899,998 shares of its common stock, par value $0.001 per share (the "Shares") issuable upon the conversion of its Series B Convertible Preferred Stock (the "Series B Preferred Stock").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        We have also examined the Company's Restated Certificate of Incorporation, Amended and Restated By-laws and the record of its corporate proceedings, certified as being complete, true and correct by the Secretary of the Company, a certificate issued by the Delaware Secretary of State, dated as of February 1, 2005, relating to the good standing of the Company in the State of Delaware, and such other certificates, instruments and documents as we have deemed necessary in order to express the opinion set forth below.

        In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduced copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered by the Company and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

        We have assumed that the shares of Series B Preferred Stock have been issued, delivered and paid for in accordance with the Stock Purchase Agreement, dated as of November 2, 2004 (the "Purchase Agreement"), among the Company, Evolving Systems Holdings Limited, Tertio Telecoms Ltd. and Tertio Telecoms Group, Ltd., and that the Purchase Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms.

        Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Certificate of Designation of Series B Convertible Preferred Stock, will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

        We hereby consent to the reference to us in the Registration Statement under the caption "Legal Matters" and all amendments to the Registration Statement; provided however, in giving this consent we do not admit that we are included in the category of people whose consent is required under Section 7 of the Act or the rules of the SEC promulgated thereunder. We further consent to the use of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.

        The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP

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  EXHIBIT 5.1